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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) April 28, 2005

                             FIRST BUSEY CORPORATION
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             (Exact name of registrant as specified in its charter)

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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)
          Nevada                       0-15959                  37-1078406
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    (217) 365-4513

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 26, 2005, the Registrant's Board of Directors approved fiscal year 2005 compensation to the Board of Directors. Non-employee directors' cash compensation, an annual retainer of $7,500 for all such directors except for the Chairman of the Audit Committee whose annual retainer is $10,000, was unchanged from fiscal year 2004 levels.

The Board also approved the grant of stock options to non-employee directors as part of the compensation package. Each non-employee director was granted options for 4,500 shares having an exercise date of January 21, 2006, an expiration date of December 15, 2009 and an exercise price of $19.83. All such options were granted pursuant to the Registrant's 2004 Stock Option Plan.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

The Shareholders of First Busey Corporation approved at the Annual Shareholders' Meeting on April 26, 2005 the proposed Amended and Restated Articles of Incorporation of the Registrant, which increases the par value of the Registrant's capital stock from no par value per share to $.001 par value per share. Said Amended and Restated Articles of Incorporation of First Busey Corporation are filed as Exhibit 2.1 hereto.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 28, 2005                       FIRST BUSEY CORPORATION


                                            By: /s/ Barbara J. Harrington
                                               ---------------------------------
                                            Name:  Barbara J. Harrington
                                            Title: Chief Financial Officer



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                                  EXHIBIT INDEX


2.1 Amended and Restated Articles of Incorporation of the Registrant.